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                                                                    EXHIBIT 99.5

                        C SQUARE EDUCATIONAL ENTERPRISES.

                             UNAUDITED BALANCE SHEET

                                 MARCH 31, 2005

                    ASSETS

CURRENT ASSETS
       Cash                                    $    518,884
       Accounts receivable                           93,005
       Inventory                                    182,005
       Prepaid expenses                              24,787
       Due from affiliate                           214,539
                                               ------------
              TOTAL CURRENT ASSETS                1,033,220

PROPERTY AND EQUIPMENT, NET                         202,889
                                               ------------
                                               $  1,236,109
                                               ============
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Student credit balances                 $    112,828
       Accounts payable                              18,001
                                               ------------
              TOTAL CURRENT LIABILITIES             130,829
                                               ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
       Common stock                                  70,336
       Additional paid-in capital                   258,338
       Retained earnings                            776,606
                                               ------------
                                                  1,105,280
                                               ------------
                                               $  1,236,109
                                               ============

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

                                                                    EXHIBIT 99.5

                        C SQUARE EDUCATIONAL ENTERPRISES

                       UNAUDITED STATEMENTS OF OPERATIONS

                              TWELVE MONTHS
                                  ENDED
                              MARCH 31, 2005
                              --------------
NET SALES                     $   5,893,394

OPERATING EXPENSES                5,463,419
                              -------------
INCOME BEFORE TAXES                 429,975

PROVISION FOR INCOME TAXES          207,586
                              -------------
NET INCOME                    $     222,389
                              =============

                                        2